Exhibit 99.1

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Renee Walker
(248) 244-4586	(248) 244-5362
james_polehna@kellyservices.com	renee_walker@kellyservices.com

KELLY SERVICES REPORTS 2nd QUARTER 2007 RESULTS

TROY, MI (July 24, 2007) — Kelly Services, Inc., a global provider of staffing services, today announced results for the second quarter ended July 1, 2007.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the second quarter of 2007 totaled $1.416 billion, a 1.6% increase compared to the $1.393 billion for the corresponding quarter in 2006. On a constant currency basis revenue decreased 0.5%.

Earnings from operations for the second quarter of 2007 totaled $22.3 million, an 11.5% increase compared to $20.0 million reported for the second quarter of 2006. Included in earnings from operations are $2.4 million of costs related to the restructuring of the UK operations.

During the second quarter, the French government changed the method of computing payroll tax credits retroactive to the beginning of 2006 and on a go forward basis. Also included in second quarter earnings from operations are approximately $3.8 million of French payroll tax credits, of which approximately $2.6 million relate to 2006, $600 thousand to first quarter 2007 and $600 thousand to second quarter 2007.

Diluted earnings per share from continuing operations in the second quarter of 2007 were $0.41, an increase of 24% as compared to second quarter 2006 earnings of $0.33 per share. Included in second quarter diluted earnings is the $0.07 per share cost of the UK restructuring. Also included are approximately $0.07 per share of French payroll tax credits, of which $0.05 per share relate to 2006, $0.01 per share to first quarter 2007 and $0.01 per share to second quarter 2007.

Commenting on the results, Camden said, “Despite continued slowing in the Americas Commercial staffing market, we’re pleased that we delivered solid profitable results. We also accomplished a number of key strategic objectives during the quarter. We moved aggressively to diversify geographically and move into higher margin fee based businesses.

“We expanded our operations in China, Hong Kong and Singapore with the acquisition of P-Serv, a company specializing in temporary staffing, permanent placement, outsourcing and executive search. Through our strategic expansion in the Asia Pacific markets, we’re well positioned to participate in this region’s dynamic growth.

“Revenue in our Americas Commercial segment, which accounted for 49% of total sales, decreased 5.7% year over year in the second quarter. Operating earnings totaled $23.0 million, and decreased 12.9% compared to last year.

“Revenue in the Americas PTSA segment, which accounted for 19% of total sales, decreased 1.9% year over year in the second quarter. Operating earnings totaled $13.6 million and increased 1.3% on a year over year basis.

“Revenue in our International Commercial segment, which accounted for 28% of total sales, increased 16.0% year over year in the second quarter. On a constant currency basis revenue increased 8.8%. The segment operating earnings totaled $4.3 million, compared to a loss of $558 thousand the prior year. Included in the segment operating earnings are $2.4 million of UK restructuring costs and the $3.8 million of French payroll tax credits.

“Revenue in our International PTSA segment, which accounted for 4% of total sales, increased 42.9% year over year in the second quarter. On a constant currency basis revenue increased 33.8%. Operating earnings totaled $544 thousand, compared to a loss of $78 thousand the prior year.

“Corporate expenses totaled $19.2 million and were essentially unchanged from the prior year.

Mr. Camden added, “We expect third quarter 2007 earnings to be in the range of $0.41 to $0.46 per share, as compared to $0.45 per share from continuing operations in the third quarter of 2006. Not included in this guidance are planned restructuring costs in our UK and Americas operations.

“We expect the remaining restructuring costs in our UK operations to total approximately $1.3 million, or $0.04 per share, related primarily to the completion of the headquarters consolidation. In addition, we are announcing a restructuring of our Americas operations that will result in the closing of approximately 40 commercial branches. The estimated charge will total approximately $2.0 million pre tax, or about $0.03 per share, and is expected to occur over the third and fourth quarters of 2007.

Mr. Camden concluded, “For the full year of 2007, we are currently forecasting that earnings will range between $1.60 and $1.70 per share, compared to $1.56 per share from continuing operations in 2006. The range excludes the gain on the sale of the Home Care business and the UK and Americas restructuring costs. This guidance reflects our view that the U.S. economy will avoid a recession in 2007, and that our Americas staffing segments will resume positive revenue growth late in the 4th quarter of this year.”

In conjunction with its second quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on July 24, 2007 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1-800-230-1085
International	1-612-332-0107

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include: competition, changing market and economic conditions, currency fluctuations, changes in laws and regulations, including tax laws, and other factors discussed in this release and in the company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any projections contained herein.

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a Fortune 500 company headquartered in Troy, Michigan, offering human resources solutions that include temporary staffing services, outsourcing, vendor on-site and full-time placement. Kelly operates in 33 countries and territories. Kelly provides employment to more than 750,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, creative services, light industrial, education, and health care. Revenue in 2006 was $5.5 billion. Visit www.kellyservices.com.

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED JULY 1, 2007 AND JULY 2, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2007	2006	Change		% Change
Revenue from services	$1,415,674	$1,392,886	$22,788		1.6%

Cost of services	1,168,108	1,169,538	(1,430)		(0.1)

Gross profit	247,566	223,348	24,218		10.8

Selling, general and administrative expenses	225,300	203,384	21,916		10.8

Earnings from operations	22,266	19,964	2,302		11.5

Other income, net	930	465	465		100.0

Earnings from continuing operations before taxes	23,196	20,429	2,767		13.5

Income taxes	7,885	8,579	(694)		(8.1)

Earnings from continuing operations	15,311	11,850	3,461		29.2

Earnings from discontinued operations, net of tax	18	823	(805)		(97.8)

Net earnings	$15,329	$12,673	$2,656		21.0%

Basic earnings per share
Earnings from continuing operations	$0.42	$0.33	$0.09		27.3%
Earnings from discontinued operations	-	0.02	(0.02)		NM

Net earnings	$0.42	$0.35	$0.07		20.0%

Diluted earnings per share
Earnings from continuing operations	$0.41	$0.33	$0.08		24.2%
Earnings from discontinued operations	-	0.02	(0.02)		NM

Net earnings	$0.41	$0.35	$0.06		17.1%

STATISTICS:

Gross profit rate	17.5%	16.0%	1.5%

Expenses as a % of revenue	15.9	14.6	1.3

% Return - Earnings from operations	1.6	1.4	0.2
Earnings from continuing operations before taxes	1.6	1.5	0.1
Earnings from continuing operations	1.1	0.9	0.2
Net earnings	1.1	0.9	0.2

Effective income tax rate	34.0%	42.0%	(8.0	) %

Average number of shares outstanding (thousands):
Basic	36,658	35,943
Diluted	36,962	36,198

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 26 WEEKS ENDED JULY 1, 2007 AND JULY 2, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2007	2006	Change	% Change
Revenue from services	$2,766,532	$2,728,491	$38,041	1.4%

Cost of services	2,289,758	2,292,107	(2,349)	(0.1)

Gross profit	476,774	436,384	40,390	9.3

Selling, general and administrative expenses	444,015	403,624	40,391	10.0

Earnings from operations	32,759	32,760	(1)	0.0

Other income, net	1,603	505	1,098	NM

Earnings from continuing operations before taxes	34,362	33,265	1,097	3.3

Income taxes	13,793	13,243	550	4.2

Earnings from continuing operations	20,569	20,022	547	2.7

Earnings from discontinued operations, net of tax	6,675	1,209	5,466	NM

Net earnings	$27,244	$21,231	$6,013	28.3%

Basic earnings per share
Earnings from continuing operations	$0.56	$0.56	$-	0.0%
Earnings from discontinued operations	0.18	0.03	0.15	NM

Net earnings	$0.74	$0.59	$0.15	25.4%

Diluted earnings per share
Earnings from continuing operations	$0.56	$0.55	$0.01	1.8%
Earnings from discontinued operations	0.18	0.03	0.15	NM

Net earnings	$0.74	$0.59	$0.15	25.4%

STATISTICS:

Gross profit rate	17.2%	16.0%	1.2%

Expenses as a % of revenue	16.0	14.8	1.2

% Return - Earnings from operations	1.2	1.2	0.0
Earnings from continuing operations before taxes	1.2	1.2	0.0
Earnings from continuing operations	0.7	0.7	0.0
Net earnings	1.0	0.8	0.2

Effective income tax rate	40.1%	39.8%	0.3%

Average number of shares outstanding (thousands):
Basic	36,585	35,907
Diluted	36,948	36,187

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In thousands of dollars)

	Second Quarter
	2007	2006	Change	% Change
Revenue from Services:
Americas - Commercial	$696,974	$738,734	$(41,760)	(5.7	) %
Americas - PTSA	271,630	276,764	(5,134)	(1.9)

Total Americas	968,604	1,015,498	(46,894)	(4.6)

International - Commercial	397,682	342,832	54,850	16.0
International - PTSA	49,388	34,556	14,832	42.9

Total International	447,070	377,388	69,682	18.5

	$1,415,674	$1,392,886	$22,788	1.6%

Earnings from Operations (As Reported):
Americas - Commercial	$22,988	$26,381	$(3,393)	(12.9	) %
Americas - PTSA	13,633	13,454	179	1.3

Total Americas	36,621	39,835	(3,214)	(8.1)

International - Commercial	4,294	(558)	4,852	NM
International - PTSA	544	(78)	622	NM

Total International	4,838	(636)	5,474	NM

Corporate Expense	(19,193)	(19,235)	42	0.2

	$22,266	$19,964	$2,302	11.5%

Earnings from Operations (Excluding the UK Restructuring Charge):
Americas - Commercial	$22,988	$26,381	$(3,393)	(12.9	) %
Americas - PTSA	13,633	13,454	179	1.3

Total Americas	36,621	39,835	(3,214)	(8.1)

International - Commercial	6,742	(558)	7,300	NM
International - PTSA	544	(78)	622	NM

Total International	7,286	(636)	7,922	NM

Corporate Expense	(19,193)	(19,235)	42	0.2

	$24,714	$19,964	$4,750	23.8%

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In thousands of dollars)

	June Year to Date
	2007	2006	Change	% Change
Revenue from Services:
Americas - Commercial	$1,381,025	$1,453,199	$(72,174)	(5.0	) %
Americas - PTSA	535,063	557,500	(22,437)	(4.0)

Total Americas	1,916,088	2,010,699	(94,611)	(4.7)

International - Commercial	756,632	651,511	105,121	16.1
International - PTSA	93,812	66,281	27,531	41.5

Total International	850,444	717,792	132,652	18.5

	$2,766,532	$2,728,491	$38,041	1.4%

Earnings from Operations (As Reported):
Americas - Commercial	$44,047	$47,514	$(3,467)	(7.3	) %
Americas - PTSA	27,248	28,016	(768)	(2.7)

Total Americas	71,295	75,530	(4,235)	(5.6)

International - Commercial	(199)	(2,897)	2,698	93.1
International - PTSA	792	102	690	NM

Total International	593	(2,795)	3,388	121.2

Corporate Expense	(39,129)	(39,975)	846	2.1

	$32,759	$32,760	$(1)	(0.0	) %

Earnings from Operations (Excluding the UK Restructuring Charge):
Americas - Commercial	$44,047	$47,514	$(3,467)	(7.3	) %
Americas - PTSA	27,248	28,016	(768)	(2.7)

Total Americas	71,295	75,530	(4,235)	(5.6)

International - Commercial	4,883	(2,897)	7,780	NM
International - PTSA	792	102	690	NM

Total International	5,675	(2,795)	8,470	NM

Corporate Expense	(39,129)	(39,975)	846	2.1

	$37,841	$32,760	$5,081	15.5%

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSTANT CURRENCY

REVENUE FROM SERVICES TO REPORTED REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	Second Quarter
	2007	2006	Change	% Change
Revenue from services - constant currency*:
Americas - Commercial	$695,179	$738,734	$(43,555)	(5.9)%
Americas - PTSA	271,543	276,764	(5,221)	(1.9)

Total Americas - constant currency*	966,722	1,015,498	(48,776)	(4.8)

International - Commercial	373,060	342,832	30,228	8.8
International - PTSA	46,233	34,556	11,677	33.8

Total International - constant currency*	419,293	377,388	41,905	11.1

Total revenue from services - constant currency*	1,386,015	1,392,886	(6,871)	(0.5)%
Foreign currency impact	29,659		29,659

Revenue from services	$1,415,674	$1,392,886	$22,788	1.6%

	June Year to Date
	2007	2006	Change	% Change
Revenue from services - constant currency*:
Americas - Commercial	$1,380,738	$1,453,199	$(72,461)	(5.0)%
Americas - PTSA	535,028	557,500	(22,472)	(4.0)

Total Americas - constant currency*	1,915,766	2,010,699	(94,933)	(4.7)

International - Commercial	704,135	651,511	52,624	8.1
International - PTSA	87,332	66,281	21,051	31.8

Total International - constant currency*	791,467	717,792	73,675	10.3

Total revenue from services - constant currency*	2,707,233	2,728,491	(21,258)	(0.8)%
Foreign currency impact	59,299		59,299

Revenue from services	$2,766,532	$2,728,491	$38,041	1.4%

*	Information on constant currencies is provided to allow investors to separate the impact of foreign currency translations on reported results. Constant currency results are calculated by translating the current year results at prior year average exchange rates.

KELLY SERVICES, INC. AND SUBSIDIARIES

SUMMARY OF DISCONTINUED OPERATIONS

(UNAUDITED)

(In thousands of dollars)

	Second Quarter		June Year to Date
	2007	2006	2007	2006
Revenue from services	$-	$23,523	$14,777	$48,007

Operating income from discontinued operations	$29	$1,362	$827	$2,003

Less: Income taxes	11	539	318	794

Earnings from discontinued operations, net of tax	18	823	509	1,209

Gain on sale of discontinued operations	-	-	10,153	-
Less: Income taxes	-	-	3,987	-

Gain on sale of discontinued operations, net of tax	-	-	6,166	-

Discontinued operations, net of tax	$18	$823	$6,675	$1,209

Effective March 31, 2007, the Company sold Kelly Home Care (“KHC”), a wholly owned subsidiary. Effective December 31, 2006, the Company sold Kelly Staff Leasing (“KSL”), a wholly owned subsidiary. The operating results for KHC and KSL, as well as the gain on the sale of KHC, have been excluded from earnings from continuing operations. This schedule provides information on KHC’s and KSL’s results from operations for the second quarter of 2007 and 2006 and June year to date 2007 and 2006 as well as the gain on the sale of KHC, all of which are included as discontinued operations on the face of the statements of earnings.

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

	Second Quarter
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$15,311	$0.41	$11,850	$0.33

UK restructuring charge (1)	2,448	0.07	-	-

Earnings from continuing operations excluding the UK restructuring charge	$17,759	$0.48	$11,850	$0.33

	Second Quarter
	2007		2006	% change
Selling, general and administrative expenses	$225,300		$203,384

UK restructuring charge (1)	(2,448)		-

Selling, general and administrative expenses excluding the UK restructuring charge	$222,852		$203,384	9.6%

Earnings from operations	$22,266		$19,964

UK restructuring charge (1)	2,448		-

Earnings from operations excluding the UK restructuring charge	$24,714		$19,964	23.8%

International Commercial selling, general and administrative expenses	$68,338		$58,333

UK restructuring charge (1)	(2,448)		-

International Commercial selling, general and administrative expenses excluding the UK restructuring charge	$65,890		$58,333	13.0%

International Commercial Earnings from operations	$4,294		$(558)

UK restructuring charge (1)	2,448		-

International Commercial Earnings excluding the UK restructuring charge	$6,742		$(558)	NM

International Earnings from operations	$4,838		$(636)

UK restructuring charge (1)	2,448		-

International Commercial Earnings excluding the UK restructuring charge	$7,286		$(636)	NM

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

	June Year to Date
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$20,569	$0.56	$20,022	$0.55

UK restructuring charge (1)	5,082	0.14	-	-

Earnings from continuing operations excluding the UK restructuring charge	$25,651	$0.69	$20,022	$0.55

	June Year to Date
	2007		2006	% change
Selling, general and administrative expenses	$444,015		$403,624

UK restructuring charge (1)	(5,082)		-

Selling, general and administrative expenses excluding the UK restructuring charge	$438,933		$403,624	8.7%

Earnings from operations	$32,759		$32,760

UK restructuring charge (1)	5,082		-

Earnings from operations excluding the UK restructuring charge	$37,841		$32,760	15.5%

International Commercial selling, general and administrative expenses	$132,289		$112,607

UK restructuring charge (1)	(5,082)		-

International Commercial selling, general and administrative expenses excluding the UK restructuring charge	$127,207		$112,607	13.0%

International Commercial Earnings from operations	$(199)		$(2,897)

UK restructuring charge (1)	5,082		-

International Commercial Earnings excluding the UK restructuring charge	$4,883		$(2,897)	NM

International Earnings from operations	$593		$(2,795)

UK restructuring charge (1)	5,082		-

International Commercial Earnings excluding the UK restructuring charge	$5,675		$(2,795)	NM

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the UK restructuring charge is useful to understand the Company’s fiscal 2007 financial performance and increases comparability with prior year results. Specifically, Management believes that excluding this item allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company’s financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company’s financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) The UK restructuring charge is comprised of facility exit costs associated with the closure of 22 branch locations and the accelerated depreciation of the leasehold improvements and personal property at the impacted locations.

KELLY SERVICES, INC. AND SUBSIDIARIES

BALANCE SHEETS

(UNAUDITED)

(In thousands of dollars)

	July 1, 2007	December 31, 2006	July 2, 2006
Current Assets
Cash and equivalents	$112,463	$118,428	$72,309
Trade accounts receivable, less allowances of $17,348, $16,818 and $17,709, respectively	869,256	838,246	844,175
Prepaid expenses and other current assets	49,293	45,316	44,450
Deferred taxes	27,960	29,543	31,227

Total current assets	1,058,972	1,031,533	992,161

Property and Equipment, Net	171,675	170,288	161,437

Noncurrent Deferred Taxes	37,231	35,437	20,819

Goodwill, Net	122,282	96,504	96,043

Other Assets	143,815	135,662	107,070

Total Assets	$1,533,975	$1,469,424	$1,377,530

Current Liabilities
Short-term borrowings	$77,165	$68,928	$54,789
Accounts payable	153,373	132,819	114,298
Accrued payroll and related taxes	265,065	274,284	277,379
Accrued insurance	25,601	24,191	33,793
Income and other taxes	63,379	68,055	59,572

Total current liabilities	584,583	568,277	539,831

Noncurrent Liabilities
Accrued insurance	60,413	57,277	54,350
Accrued retirement benefits	78,861	71,990	61,008
Other long-term liabilities	19,802	13,323	14,130

Total noncurrent liabilities	159,076	142,590	129,488

Stockholders’ Equity
Common stock	40,116	40,116	40,116
Treasury stock	(72,054)	(78,841)	(87,335)
Paid-in capital	32,112	32,048	27,250
Earnings invested in the business	753,409	735,104	701,997
Accumulated other comprehensive income	36,733	30,130	26,183

Total stockholders’ equity	790,316	758,557	708,211

Total Liabilities and Stockholders’ Equity	$1,533,975	$1,469,424	$1,377,530

STATISTICS:
Working Capital	$474,389	$463,256	$452,330
Current Ratio	1.8	1.8	1.8
Debt-to-capital %	8.9%	8.3%	7.2%
Global Days Sales Outstanding
Quarter	56	54	55
Year-to-date	57	55	56

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE 26 WEEKS ENDED JULY 1, 2007 AND JULY 2, 2006

(In thousands of dollars)

	2007	2006
Cash flows from operating activities
Net earnings	$27,244	$21,231
Noncash adjustments:
Depreciation and amortization	20,868	20,610
Provision for bad debts	2,346	2,947
Stock-based compensation	1,361	2,246
Gain on sale of discontinued operations	(6,166)	-
Other, net	(371)	(72)
Changes in other operating assets and liabilities	(15,608)	(7,001)

Net cash from operating activities	29,674	39,961

Cash flows from investing activities
Capital expenditures	(21,295)	(14,563)
Proceeds from sale of discontinued operations	12,500	-
Acquisition of companies, net of cash received	(24,733)	(4,469)
Other investing activities	(754)	(461)

Net cash from investing activities	(34,282)	(19,493)

Cash flows from financing activities
Net decrease in revolving line of credit	(720)	(4,016)
Proceeds from short-term debt	8,223	-
Dividend payments	(9,271)	(7,267)
Stock options and other stock sales	5,649	1,526
Other financing activities	(6,509)	(2,692)

Net cash from financing activities	(2,628)	(12,449)

Effect of exchange rates on cash and equivalents	1,271	591

Net change in cash and equivalents	(5,965)	8,610
Cash and equivalents at beginning of period	118,428	63,699

Cash and equivalents at end of period	$112,463	$72,309